                                                                    Exhibit 28.2



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   Form 11-K



                Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



For the Fiscal Year Ended December 31, 1994
                          -----------------



Commission File Number 1-5881
                       ------



                THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------
                           (Full Title of the Plan)



                     BROWN & SHARPE MANUFACTURING COMPANY
                              200 Frenchtown Road
                   North Kingstown, Rhode Island 02852-1700
                                (401) 886-2000

        (Name of Issuer and Address of its Principal Executive Office)

                                  SIGNATURES
                                  ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 22nd day of June, 1995.

                                       BROWN & SHARPE SAVINGS & RETIREMENT PLAN


                                       By:  /s/ Alfred J. Corso
                                            -------------------
                                            Alfred J. Corso
                                            Controller
                                            (Principal Accounting Officer)

                 THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN



                               Table of Contents

                                                                         Page
                                                                         ----
Report of Ernst & Young LLP, Independent Auditors                           1

Financial Statements:

     Statements of Net Assets Available for Plan Benefits
         at December 31, 1994 and 1993                                      2

     Statements of Changes in Net Assets Available for Plan
         Benefits for the Years Ended December 31, 1994 and 1993            2

     Notes to Financial Statements                                       3-10

Supplemental Schedules:

     Schedule of Reportable Transactions                                   11

     Schedule of Assets Held for Investment Purposes
         at December 31, 1994                                           12-14

Consent of Independent Auditors                                            15

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               -------------------------------------------------


Brown & Sharpe Savings and Retirement Plan Committee
Brown & Sharpe Manufacturing Company


       We have audited the accompanying statement of net assets available for plan benefits of the Brown & Sharpe Savings and Retirement Plan (the "Plan") as of December 31, 1994, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Brown & Sharpe Savings and Retirement Plan for the year ended December 31, 1993, were audited by other auditors whose report dated May 27, 1994, expressed an unqualified opinion on those statements.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1994 financial statements referred to above present fairly, in all material respects, information regarding the Plan's net assets available for benefits at December 31, 1994, and the changes therein for the year then ended, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1994, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 financial statements taken as a whole.



                                             ERNST & YOUNG LLP

June 16, 1995

                 THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                 --------------------------------------------

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ---------------------------------------------------

                                              As of December 31,
                                            ----------------------
                                              1994          1993
                                              ----          ----
Assets:
   Investments (Notes 2 and 5)             $5,132,173    $5,277,880
   Dividends and interest receivable           22,560        26,538
   Employer contributions receivable          174,679       165,820
   Plan loans receivable                       69,241        66,932
                                           ----------    ----------
   Net Assets Available for Plan Benefits  $5,398,653    $5,537,170
                                           ==========    ==========

   STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
   -------------------------------------------------------------------------

                                                      For the years ended  December 31,
                                                    -----------------------------------
                                                             1994           1993
                                                             ----           ----
Additions
- ---------
Contributions:
   Employer                                             $  180,795        $  173,178
   Employee                                                234,428           209,797
                                                        ----------        ----------
                                                           415,223           382,975
Investment income:
   Interest                                                221,076           276,568
   Dividends                                                16,649            16,366
                                                        ----------        ----------
                                                           237,725           292,934
Net appreciation (depreciation)
     in the fair value of investments                      (53,660)          190,082
                                                         ----------       ----------
Total aditions                                             599,288           865,991

Deductions
- ----------
   Payments to participants                               (735,565)         (552,798)
   Loan defaults                                            (3,595)                -
   Fees                                                     (5,071)           (7,673)
                                                         ----------        ----------
Total deductions                                          (744,231)         (560,471)

Transfers
- ---------
   From Brown & Sharpe Employee Stock Owner-
     ship & Profit Participation Plan (ESOP)                 3,700            12,346
   From (To) Brown & Sharpe Savings & Retire-
     ment Plan for Mgmt. Employees (SARPM)                   2,726           (41,719)
                                                        ----------         ----------
Net transfers                                                6,426           (29,373)
                                                        ----------         ----------

Net (decrease) increase in assets                         (138,517)          276,147
Net assets, beginning of year                            5,537,170         5,261,023
                                                        ----------        ----------
Net assets, end of year                                 $5,398,653        $5,537,170
                                                        ==========        ==========

See notes to the financial statements

                  THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                  --------------------------------------------

                         Notes To Financial Statements
                         -----------------------------


1.  Plan Description
- --------------------

     The following description of the Brown & Sharpe Savings and Retirement Plan (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

     General
     -------

           The Plan, which began on October 1, 1987, is a defined contribution plan covering all eligible full-time employees covered by a collective bargaining agreement of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

     Contributions
     -------------

           The Plan permits a participant to make deferred salary contributions to the Plan equal to 2% to 16% of compensation up to a maximum of $9,240 in 1994 and $8,994 in 1993 (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds," as described below.

           The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1994 and 1993 were $174,678 and $165,820 respectively.

           In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1994 and 1993 were $6,117 and $7,358, respectively.

     Participant Accounts
     --------------------

           A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with participant salary deferrals, Company contributions, and an allocation of earnings of the Funds in which such participant's account is invested. Allocations, as determined by a monthly valuation, are credited ratably among all participants in each Fund.

                   -----------------------------------------


     Investments
     -----------

           Participants direct the trustee to put contributions in one or more of the following investment alternatives in multiples of 10%:

     (1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting primarily of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting primarily of Company common stock and cash; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company, consisting primarily of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting primarily of guaranteed investment contracts issued by American International Life Assurance Company of New York in 1994, Principal Mutual Life Insurance Company in 1993 and 1992, and Allstate Life Insurance Company in 1991. These guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

           The Plan assets, and those of the Brown & Sharpe Savings and Retirement Plan for Management Employees are held in a trust administered by Fleet Bank as Trustee. The assets and activity within this trust are allocated between the two plans based on the underlying participant records of each plan.

           In years when Company contributions are made, forfeitures are used first to reduce Company contributions and then to pay Plan expenses. In 1994 and 1993, Plan expenses were paid entirely by the Company.

     Benefits
     --------

           A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

           Upon termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

           While in service, a participant may apply for a hardship withdrawal of funds subject to restrictive IRS rules and excise tax. The Plan also permits a participant to borrow against his/her account and repay the loan by payroll deduction.

                   -----------------------------------------


           Plan participants who are no longer employees of the Company but who have elected to defer payment of their account balance are assessed an asset management trust and recordkeeping fee based on actual cost. These participant account balances amount to $2,123,277 at December 31, 1994.

2.  Summary of Significant Accounting Policies
- ----------------------------------------------

     Investments, other than insurance contracts, are stated at fair value. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Listed securities and governmental obligations for which no sale was reported on that date are valued at the last reported bid price. Investments in guaranteed interest contracts with insurance companies are stated at contract value determined as cost plus accrued interest, less distributions to date.

     Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

3.  Tax Status
- --------------

     The Plan has received a favorable determination letter from the IRS (dated April 11, 1995). This favorable determination by the IRS does apply on a retroactive basis to periods including the financial statement date.

4.  Plan Termination
- --------------------

     The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions. The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

                   -----------------------------------------

5.  Investments
- ---------------

     Investments held at December 31, 1994 and 1993 are as follows:

Description                               Current Value                   Cost
- -----------                               -------------                   ----
                                       1994          1993           1994           1993
                                       ----          ----           ----           ----
Investments stated at fair value:
  Company common stock             $  251,883     $  307,098     $  370,218     $  391,807
  Diversified investments:
    Government securities              79,494         79,461         78,884         70,609
    Common & preferred stock        1,246,167      1,014,359      1,080,069        800,509
  Short-term investments (1)          245,244        189,284        245,244        189,284
Investments stated at contract
value:
  Guaranteed interest contracts     3,309,385      3,687,678      3,309,385      3,687,678
                                   ----------     ----------     ----------     ----------
   Total investments               $5,132,173     $5,277,880     $5,083,800     $5,139,887
                                   ==========     ==========     ==========     ==========

   (1) Short-term investments include temporary investments made within each of the Funds.

      The following investments exceed 5% of Plan assets at December 31, 1994:

                                                                   Current Value
                                                                   -------------
Investments stated at contract value:
1991 GIC            Allstate Life Insurance Company                   $  366,905
                    Contract #GA5052
1992 GIC            Principal Mutual Life Insurance                      271,463
                    Contract #GA88705-02
1993 GIC            Principal Mutual Life Insurance                    2,309,388
                    Contract #GA88705-03
Investments stated at fair value:
1994 GIC            American International Life Assurance Company        361,629
                    Contract #18181

     The following investments exceed 5% of Plan assets at December 31, 1993:

                                                                   Current Value
                                                                   -------------
Investments stated at contract value:
1989 GIC            Aetna Benefit Accumulation                        $  352,342
                    Contract #LT-10439
1991 GIC            Allstate Life Insurance Company                      396,815
                    Contract #GA5052
1992 GIC            Principal Mutual Life Insurance                      302,370
                    Contract #GA88705-02
1993 GIC            Principal Mutual Life Insurance                    2,636,151
                    Contract #GA88705-03
Investments stated at fair value:
40,275 shares       Brown & Sharpe Manufacturing                         307,098
                    Company Common Stock Class A & B

                   -----------------------------------------

  6.   Allocation of Statements of Net Assets Available for Plan Benefits and
       ----------------------------------------------------------------------
  Statements of Income and Changes in Net Assets Available for Plan Benefits
  --------------------------------------------------------------------------

                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1994, WITH FUND INFORMATION
                  -----------------------------------------------------------------------------------------------
                                                           Money                                          Guaranteed /(1)/
                                            Plan           Market        Diversified/(1)/  Company/(1)/     Interest
                                            Loans           Fund            Fund           Stock Fund         Fund           Total
                                            -----           ----            ----           ----------         ----           -----
Assets:
  Investments                              $      -      $ 143,114      $1,400,152        $ 260,855      $3,328,052      $5,132,173
  Dividends and interest receivable               -              5           3,642               23          18,890          22,560
  Plan loans receivable                      69,241              -               -                -               -          69,241
  Employer contributions receivable               -          5,686          66,871            2,234          99,888         174,679
                                           --------      ---------      ----------        ---------      ----------      ----------
  Net Assets Available for
     Plan Benefits                         $ 69,241      $ 148,805      $1,470,665        $ 263,112      $3,446,830      $5,398,653
                                           ========      =========      ==========        =========      ==========      ==========

(1) Includes short-term investments of $74,491 in the Diversified Fund, $8,972 in the Company Stock Fund, and $18,667 in the Guaranteed Interest Fund.

                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1993, WITH FUND INFORMATION
                  -----------------------------------------------------------------------------------------------
                                                          Money                                           Guaranteed
                                            Plan          Market        Diversified/(2)/   Company/(2)/     Interest
                                            Loans          Fund            Fund            Stock Fund         Fund          Total
                                            -----          ----            ----            ----------         ----          -----
Assets:
  Investments                              $      -      $ 110,525      $1,168,209         $ 311,468     $3,687,678      $5,277,880
  Dividends and interest receivable               -            282           4,462                 7         21,787          26,538
  Plan loans receivable                      66,932              -               -                 -              -          66,932
  Employer contributions receivable               -          7,558          75,897             3,208         79,157         165,820
                                           --------      ---------      ----------         ---------     ----------      ----------
  Net Assets Available for
     Plan Benefits                         $ 66,932      $ 118,365      $1,248,568         $ 314,683     $3,788,622      $5,537,170
                                           ========      =========      ==========         =========     ==========      ==========

(2) Includes short-term investments of $74,389 in the Diversified Fund and $4,370 in the Company Stock Fund.

                   -----------------------------------------

   6. Allocation of Statements of Net Assets Available for Plan Benefits and
      ----------------------------------------------------------------------
  Statements of Income and Changes in Net Assets Available for Plan Benefits
  --------------------------------------------------------------------------
                                  (continued)
                                  -----------

 STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR
 -----------------------------------------------------------------------------
            THE YEAR ENDED DECEMBER 31, 1994, WITH FUND INFORMATION
            -------------------------------------------------------

                                 Plan            Money Mkt.      Diversified        Company         Guaranteed
                                 Loans             Fund             Fund           Stock Fund      Interest Fund       Total
                                 -----             ----             ----           ----------      -------------       -----
Contributions:
   Employer                     $                 $  5,686       $    66,871       $    8,351       $   99,887        $180,795
   Employee                                          3,079            86,790           24,467          120,092         234,428
   Loan repayments                 (20,581)              -             6,183            5,509            8,889               -
                                  --------        --------       -----------       ----------       ----------        --------
                                   (20,581)          8,765           159,844           38,327          228,868         415,223
Investment income:
   Interest                              -           5,197             2,878            1,519          211,482         221,076
   Dividends                             -               -            16,649                -                -          16,649
                                  --------        --------       -----------       ----------       ----------        --------
                                         -           5,197            19,527            1,519          211,482         237,725
Net depreciation
     in the fair value of
     investments                         -               -           (14,284)         (39,376)               -         (53,660)
                                  --------        --------       -----------       ----------       ----------        --------
Total income                       (20,581)         13,962           165,087              470          440,350         599,288

Disbursements
   Payments to participants              -         (20,379)         (123,972)          (8,939)        (582,275)       (735,565)
   Loans to participants            26,485               -           (11,642)            (275)         (14,568)              -
   Loan defaults                    (3,595)              -                 -                -                -          (3,595)
   Fees                                  -             (31)           (2,754)            (134)          (2,152)         (5,071)
                                  --------        --------       -----------       ----------       ----------        --------
Total disbursements                 22,890         (20,410)         (138,368)          (9,348)        (598,995)       (744,231)

Transfers
   Transfers from ESOP                   -               -             1,824                -            1,876           3,700
   Transfers from (to) SARPM             -               -            (2,666)           5,850             (458)          2,726
   Transfers between funds               -          36,888           196,220          (48,543)        (184,565)              -
                                  --------        --------       -----------       ----------       ----------        --------
Net transfers                            -          36,888           195,378          (42,693)        (183,147)          6,426
                                  --------        --------       -----------       ----------       ----------        --------

Net increase (decrease)              2,309          30,440           222,097          (51,571)        (341,792)       (138,517)
Net assets, beginning of year       66,932         118,365         1,248,568          314,683        3,788,622       5,537,170
                                  --------        --------       -----------       ----------       ----------      ----------
Net assets, end of year           $ 69,241        $148,805       $ 1,470,665         $263,112       $3,446,830      $5,398,653
                                  ========        ========       ===========       ==========       ==========      ==========

                   -----------------------------------------

   6. Allocation of Statements of Net Assets Available for Plan Benefits and
      ----------------------------------------------------------------------
  Statements of Income and Changes in Net Assets Available for Plan Benefits
  --------------------------------------------------------------------------
                                  (continued)
                                  -----------

 STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR
 -----------------------------------------------------------------------------
            THE YEAR ENDED DECEMBER 31, 1993, WITH FUND INFORMATION
            -------------------------------------------------------

                                  Plan          Money Mkt.       Diversified         Company         Guaranteed
                                  Loans           Fund             Fund             Stock Fund      Interest Fund         Total
                                  -----           ----             ----             ----------      -------------         -----
Contributions:
   Employer                      $       -        $  7,558        $   75,897        $   10,566        $    79,157      $  173,178
   Employee                              -           7,140            52,649            29,433            120,575         209,797
   Loan repayments                 (21,037)              -             2,665             5,543             12,829               -
                                 ---------        --------        ----------        ----------        -----------      ----------
                                   (21,037)         14,698           131,211            45,542            212,561         382,975

Investment income:
   Interest                              -           3,118            13,008             1,451            258,991         276,568
   Dividends                             -               -            16,366                 -                  -          16,366
                                 ---------        --------        ----------        ----------        -----------      ----------
                                         -           3,118            29,374             1,451            258,991         292,934

Net appreciation
     in the fair value of
     investments                         -               -           150,902            39,180                  -         190,082
                                 ---------        --------        ----------       -----------        -----------      ----------
Total income                       (21,037)         17,816           311,487            86,173            471,552         865,991



Disbursements
   Payments to participants              -         (12,025)          (64,784)          (15,582)          (460,407)       (552,798)
   Loans to participants            31,100               -           (12,709)                -            (18,391)              -
   Loan defaults                         -               -                 -                 -                  -               -
   Fees                                  -             (55)           (3,460)             (246)            (3,912)         (7,673)
                                 ---------        --------        ----------        ----------         ----------      ----------
Total disbursements                 31,100         (12,080)          (80,953)          (15,828)          (482,710)       (560,471)


Transfers
   Transfers from ESOP                   -           1,397             6,740                 -              4,209          12,346
   Transfers from (to) SARPM             -            (216)             (176)             (294)           (41,033)        (41,719)
   Transfers between funds               -             680            28,981            (8,359)           (21,302)              -
                                 ---------        --------        ----------        ----------         ----------      ----------
Net transfers                            -           1,861            35,545            (8,653)           (58,126)        (29,373)
                                 ---------        --------        ----------        ----------         ----------      ----------


Net increase (decrease)             10,063           7,597           266,079            61,692            (69,284)        276,147
Net assets, beginning of year       56,869         110,768           982,489           252,991          3,857,906       5,261,023
                                 ---------      ----------       -----------        ----------         ----------      ----------
Net assets, end of year          $  66,932      $  118,365       $ 1,248,568        $  314,683         $3,788,622      $5,537,170
                                 =========      ==========       ===========        ==========         ==========      ==========

                   -----------------------------------------

                   7.  Transactions with Parties-In-Interest
                       -------------------------------------

During the years ended December 31, 1994 and 1993, the Plan entered into the following transactions with parties-in-interest:

                                                                              December 31
                                                           -----------------------------------------------

                                                                 1994                             1993
                                                     --------------------------       --------------------------

                                                     Units/Shares        Amount       Units/Shares       Amount
                                                     ------------        ------       ------------       ------
Fleet National Bank Money Market Fund:
- --------------------------------------

  Purchases of face amount                                     --       $2,785,511              --     $6,773,745
  Sales of face amount                                         --        2,786,177              --      6,842,011
  Investment income                                            --            4,476              --          4,573


Brown & Sharpe Manufacturing Company Class A
- --------------------------------------------

  Purchases of capital stock                                   --       $       --           2,765     $   23,895
  Distributions of capital stock to participants               --               --           1,484         14,330
  Sales of capital stock, at market value                   2,436           16,880              --             --

                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                      SCHEDULE OF REPORTABLE TRANSACTIONS

                     For the Year Ended December 31, 1994
                     ------------------------------------

                                                                                                    CURRENT VALUE OF
                                                                                                    ---------------
                                                          PURCHASE       SELLING       COST OF          ASSET ON
                                                          --------       -------       -------          --------
IDENTITY OF PARTY INVOLVED     DESCRIPTION OF ASSETS        PRICE         PRICE         ASSET       TRANSACTION DATE     NET GAIN
- --------------------------     ---------------------        -----         -----         -----       ----------------     --------

Category (i)  A single transaction in excess of 5% of plan assets
- -----------------------------------------------------------------
  Aetna Life Insurance     Aetna Capital GIC
  Company                  Lt. 10439 Sold $352,342
                           face amount                   $       --      $  352,342     $  352,342      $  352,342       $     --



  Fleet National Bank*     Fleet Money Market
                           Sold $354,353 face amount        354,353              --        354,353         354,353             --


Category (iii)   A series of securities transactions in excess of 5% of plan assets
- -----------------------------------------------------------------------------------

  Fleet National Bank*     Fleet Money Market
                           Purchased $2,785,511 face
                           amount in 277 transactions    $2,785,511      $       --     $2,785,511      $2,785,511       $     --
                           Sold $2,786,177 in 169
                           transactions                          --       2,786,177      2,786,177       2,786,177             --

  American International   AI Life GIC #18181
  Life Assurance Company   5.12%, due 12/31/98
  of New York              Purchased $361,638 face
                           amount in 17 transactions        361,638              --        361,638         361,638             --

  Principal Mutual Life    Principal Mutual GIC 88705-
  Insurance Company        3,6.38%, 12/31/95, 96, & 97
                           Sold $429,585 in 9                    --         429,585        429,585         429,585             --
                           transactions

   There were no category (ii) or (iv) reportable transactions during 1994.

   *  Indicates party-in-interest to the Plan

                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1994

Shares or                                                                 Current                Cost
Face Value              Description                                        Value            of Investment
============================================================================================================
MONEY MARKET FUND
Short-Term Investments
                  2,178 Fleet Money Market                         $           2,178     $           2,178
                140,936 Fidelity Retirement Mny Mkt Prt 630                  140,936               140,936
                                                                    -----------------     ------------------
Total Money Market Fund                                            $         143,114     $         143,114

DIVERSIFIED FUND
Short-Term Investments
                 74,491 Fleet Money Market                         $          74,491     $          74,491
Government Securities
                 58,327 US Trees Notes 8.625% due 8/15/97                     59,476                56,827
                 16,678 US Trees Bonds 11.125% due 8/15/03                    20,018                22,056
                                                                    -----------------     ------------------
Total Government Securities                                                   79,494                78,884

Preferred Equities
                    200 Chrysler Crop Dep shs Pepstg 1/4 PFD                  27,443                10,007
                    167 Ford Mtr Co. Del Dep shs Repstg PFD A                 15,344                16,362
                                                                   ------------------     ------------------
Total Preferred Equities                                                      42,787                26,369

Common Equities
                    500 Advanta Crop Cl B Com                                 12,633                10,507
                    767 Airtouch Communications Inc.                          22,344                17,074
                    417 Alco Std Corp Com                                     26,163                21,944
                    500 Allied Group Inc Comstk                               12,383                13,978
                    250 Altera Corp                                           10,476                 7,106
                    125 Amer International Group Inc. Com                     12,258                 7,838
                    500 Applebees Intl Inc.                                    6,692                 7,235
                    500 Applied Mterials Inc.                                 21,139                24,771
                    500 Aps Hldg Crop                                         14,134                 7,755
                    750 Atmel Crop                                            25,142                16,736
                    834 Baker Inc.                                            12,508                16,709
                    834 Barnes & Noble Inc.                                   26,059                23,766
                    834 Brinker Intl Inc.                                     15,114                18,325
                    167 Cabletron Sys Inc. Com                                 7,755                 7,834
                    667 Ceridian Crop                                         17,929                12,516
                    417 Citicorp Com                                          17,251                15,404
                    167 Coastal Healthcare Group Inc. Com                      4,566                 5,003
                    167 Compuware Corp                                         6,004                 5,704
                    250 Cordis Corp                                           15,135                11,749
                    334 Covenant Trans Inc Cla A Com                           6,504                 6,711
                    471 D R Horton Inc.                                        4,295                 6,330
                    334 Danaher Corp                                          17,428                12,643
                    667 Danka Business Sys Plc Adr                            14,426                14,378
                    834 Dovatron Intl Inc.                                    21,473                16,417
                    584 EMC Corp Mass                                         12,824                11,737
                     83 First USA Inc                                          2,741                 2,966
                  1,167 Ford Mtr Co Del                                       32,542                35,854
                    334 General Elec Co Com                                   17,011                17,494
                    334 Healthsource Inc                                      13,634                14,064
                  1,001 Healthtrust Inc- The Hospital Co                      31,771                17,553
                    500 Healthwise Amer Inc Co.                               16,511                 9,506
                    334 Hewlett Packard Co Com                                33,314                21,795
                    417 Home Depot Inc.                                       19,179                18,535

                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1994

Shares or                                                                       Current             Cost
Face Value                  Description                                          Value          of Investment
==============================================================================================================
                        167 Homedco Group In                                        6,275               6,254
                        834 Humana Inc                                             18,867              16,528
                        334 Huntco Inc.                                             7,338               7,830
                        334 Idex Corp                                              14,093               8,355
                        450 Inland Steel Com                                       15,817              15,915
                        334 Integrated Health Svcs Inc.                            13,175               8,103
                        500 Intel Corp Com                                         31,959              15,678
                        584 Kellwood Co                                            12,258              10,506
                        250 Lam Research Corporation                                9,319               9,621
                        417 Landstar Sys Inccom                                    13,655              12,633
                      1,667 Libbey Inc.                                            29,186              26,591
                        334 Lincare Hldgs Inc.                                      9,673               8,900
                        167 Mariner Health Group Inc.                               3,607               3,669
                        699 Mark IV Inds Inc.                                      13,798               7,794
                        167 Microsoft corp                                         10,194              10,082
                      1,251 Mid Atlantic Med Svcs Inc                              28,613              23,721
                        417 Motorola Inc. Com                                      24,183              18,265
                        334 Nationsbank Corp                                       15,052              15,611
                        334 Norwest Corp                                            7,797               8,350
                        500 Noven Pharmaceuticals Inc.                              6,192               7,592
                        667 Officemax Inc Com                                      17,678              15,139
                        434 Ornda Healthcorp Com Stk                                5,420               6,445
                        400 Parametric Technology Corp Com                         13,809              14,390
                        500 Phsician Corp of Amer                                  10,257              13,717
                        334 Physicians Healt Svcs Inc                               9,089               7,763
                        500 Quantum Health Res Inc                                 14,385              18,278
                        834 Quorum Health Group Inc Com Stk                        15,844              13,073
                        834 Reliance Stl & alum Co Com                             10,528              12,333
                        584 Roper Inds Inc New                                     14,739              16,931
                        500 Scherer R P Corp Del                                   22,703              18,648
                        334 Sealed Air corp Com                                    12,091              10,635
                        500 Sensormatic Electronics Com                            18,012              16,629
                        484 Silicon Graphics Inc.                                  15,069              15,299
                        334 Solectron Corp                                          9,173               8,899
                        500 Southwest Airlaines Common                              8,381              11,398
                        750 Sports & Rec Inc                                       19,325              15,808
                        584 Sun Healthcare Group Inc                               14,812              11,704
                        334 TCF Finl Corp                                          13,759              13,597
                        484 Teradyne Common                                        16,384              11,693
                        667 Tower Automotive Inc com                                6,004               8,023
                        417 Tractor Supply Co Com                                   8,756              10,038
                      1,101 US Can corp                                            20,914              17,633
                        500 US Xpress Enterprises Inc. Com                          5,754               7,279
                        750 United Healthcare Corp                                 33,866              18,690
                        167 Value Health Inc                                        6,212               5,578
                        500 Wellcare Mgmt Group Inc                                12,258              10,630
                        500 Wescast inds Inc Com                                    4,628               5,504
                        500 West one Bancorp                                       13,259              10,507
                        167 Xilinx Inc                                              9,882               7,454
                                                                          ----------------  ------------------
Total Common Equities                                                           1,203,380           1,053,700

Total Diversified Fund                                                   $      1,400,152  $        1,233,444
                                                                          ================  ==================

                   BROWN & SHARPE SAVINGS & RETIREMENT PLAN
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1994

Shares or                                                                 Current                Cost
Face Value               Description                                       Value             of Investment
===========================================================================================================
COMPANY STOCK FUND
Short-Term Investments
                  8,972  Fleet Money Market                             $       8,972     $          8,972

Company Common Stock
                  9,760  Brown & Sharpe Mfg Co Cl B                     $      64,659     $         99,373
                 28,260  Brown & Sharpe Mfg Co Cl A                           187,224              270,845
                                                                         -------------      ---------------
Total Company Common Stock                                              $     251,883      $       370,218

Total Company Stock Fund                                                $     260,855      $       379,190
                                                                         =============      ===============


Guaranteed Interest Contracts
Blended GIC      18,667  Fleet Money Market                             $      18,667      $        18,667
                         A I Life GIC #18181 5.12% due 12/31/98               361,629              361,629
                         Prin Mut GIC #88705-3 6.38% due 12/31/97           2,309,388            2,309,388
                                                                         -------------      ---------------
Total Blended GIC                                                       $   2,689,684      $     2,689,684

1992 GIC                 Prin Mut GIC 6.80% due 12/31/96                $     271,463      $       271,463

1991 GIC                 Allstate Life Ins. Gic 8.60% due 04/01/96      $     366,905      $       366,905

Total Guaranteed Interest Contracts                                     $   3,328,052      $     3,328,052
                                                                         =============      ===============

TOTAL INVESTMENTS                                                       $   5,132,173      $     5,083,800
                                                                         =============      ===============

Plan Loans Receivable                                                   $      69,241      $        69,241
                                                                         -------------      ---------------

TOTAL ASSETS HELD FOR INVESTMENTS                                       $   5,201,414      $     5,153,041
                                                                         =============      ===============

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-33676, 2-56621, 2-60398, 2-77219, 2-77575, 2-83637, 2-97935,
33-17831, 33-23601, 33-23603, 33-30927, and 33-54496) of Brown & Sharpe
Manufacturing Company of our report dated June 16, 1995, with respect to the financial statements and schedules of the Brown & Sharpe Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                                    ERNST & YOUNG LLP



Providence, Rhode Island
June 21, 1995

                                     -15-